EXHIBIT 99.1

KINGFISH HOLDING CORPORATION

822 62nd Street Circle East

Bradenton, Florida 34208

April 30, 2026

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2026 Annual Meeting of Stockholders of Kingfish Holding Corporation (the “Company”) which will be held at 3324 – 63rd Avenue East, Bradenton, Florida 34203 on Monday, June 1, 2026, at 6:00 p.m., Tampa time.

At the 2026 Annual Meeting, stockholders will be asked to:

(a) elect eight (8) directors as members of the Board of Directors of the Company;

(b) to ratify the selection of Astra Audit & Advisory LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 (“Auditor Ratification”); and

(c) to transact such other business which is properly brought up at the Annual Meeting or any adjournment thereof.

On the following pages you will find the Notice of the 2026 Annual Meeting of Stockholders and an Information Statement giving information concerning matters to be acted upon at the meeting. We are not soliciting any proxies in connection with the Annual Meeting, and you are requested not to send us a proxy. If you intend to vote on the above proposals, you or your properly designated proxy must attend the Annual Meeting in person and vote at the meeting.

We thank you for your support and look forward to seeing you at the Annual Meeting.

Very truly yours,

Ted Sparling
Chief Executive Officer

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KINGFISH HOLDING CORPORATION

822 62nd Street Circle East

Bradenton, Florida 34208

_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2026

_______________________

TO THE STOCKHOLDERS OF KINGFISH HOLDING CORPORATION:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of the Stockholders of Kingfish Holding Corporation, a Delaware corporation (the “Company”), will be held 3324 – 63rd Avenue East, Bradenton, Florida 34203 on Monday, June 1, 2026, at 6 p.m., Tampa time, to consider and act on the following matters:

1.	Election of eight (8) directors to serve as members of the Board of Directors of the Company;

2.	Ratification and appointment of Astra Audit & Advisory LLC as the Corporation’s independent registered certified public accounting firm for the September 30, 2026 fiscal year; and

3.	Such other business as may properly come before the meeting or adjournment thereof.

Only stockholders of record at the close of business on April 30, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. We are not soliciting any proxies in connection with the Annual Meeting, and you are requested not to send us a proxy. If you intend to vote on the above proposals, you or your properly designated proxy must attend the Annual Meeting in person and vote thereat.

By Order of the Board of Directors

Bradenton, Florida

April 30, 2026

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KINGFISH HOLDING CORPORATION

822 62nd Street Circle East

Bradenton, Florida 34208

_________________

INFORMATION STATEMENT

2026 Annual MEETING OF STOCKHOLDERS

To Be Held on June 1, 2026

_________________

INTRODUCTION

This Information Statement is being furnished to stockholders of Kingfish Holding Corporation, a Delaware corporation (the “Company”, “we”, “us”, or “our”), in connection with the Company’s 2026 Annual Meeting of Stockholders, and at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held 3324 – 63rd Avenue East, Bradenton, Florida 34203 on Monday, June 1, 2026, at 6 p.m., Tampa time.

At the Annual Meeting, stockholders will be asked to consider and vote on:

(a) the election of eight (8) directors to serve as members of the Board of Directors of the Company;

(b) the ratification and appointment of Astra Audit & Advisory LLC as the Company’s independent registered certified public accounting firm for the September 30, 2026 fiscal year (“Auditor Ratification”); and

(c) such other business as may properly come before the Annual Meeting or adjournment thereof.

This Information Statement is first being sent to stockholders, together with the Notice of Annual Meeting, on or about April 30, 2026. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 accompanies this Information Statement (“2025 Form 10-K”).

VOTING AT THE MEETING

Record Date and Voting Rights

The Board of Directors of the Company (referred to as the “Board” or the “Board of Directors”) has fixed the close of business on April 30, 2026 as the record date (the “Record Date”) for the determination of the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 843,177 shares of common stock, $0.0001 par value per share (“Common Stock”), constituting the Company’s only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company’s outstanding Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director and votes withheld from a nominee or nominees generally will not affect the outcome of the election.

In the event of any abstentions with respect to any proposal coming before the Annual Meeting, such votes will be counted as present for purposes of determining the existence of a quorum. Abstentions, however, typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting, and therefore, generally, have no effect under Delaware law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of Common Stock present and voting at the meeting. However, where approval of a majority of the outstanding shares is required for approval, an abstention or a failure to vote will have the same impact as a vote against such proposal.

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No Proxies Are Requested

We are not soliciting any proxies in connection with the Annual Meeting or approval of any of the action to be taken thereat, and you are requested not to send us a proxy. If you intend to vote on the above proposals, you or your properly designated proxy must attend the Annual Meeting and vote thereat.

Intended Vote of Related Parties

As of the Record Date, James K. Toomey and his wife, Lori M. Toomey, and their affiliates (the “Toomey Stockholders”), own a total of 281,006 shares of Common Stock, or approximately 33.3% of the outstanding Common Stock entitled to vote at the Annual Meeting, and Randall A. Moritz and his wife, Keri A. Moritz (the “Moritz Stockholders”), own a total of 200,200 shares of Common Stock, or approximately 23.7% of the outstanding Common Stock entitled to vote at the Annual Meeting. Together, the Toomey Stockholders and the Moritz Stockholders own approximately 57.0% of outstanding Common Stock entitled to vote at the Annual Meeting, all of which are expected to be voted in favor of the election of each of the nominees as directors and the Auditor Ratification proposal. Accordingly, if the Toomey Stockholders and the Moritz Stockholders vote in favor of these proposals, such proposals will be approved without the need for any further vote of stockholders in favor of any proposals. Each of Messrs. Toomey and Moritz serve as a director and an executive officer of the Company, and each of Lori K. Toomey and Keri A. Moritz serve as a director of the Company.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors, which is elected by the stockholders, is responsible for the overall management of the business and affairs of the Company. The Board has the ultimate decision-making authority, except with respect to those matters specifically reserved to the stockholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate polices, and for our overall performance and direction, but is not directly involved in our day-to-day operations. Board members keep informed of our business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them by Company management and through discussions with our Chief Executive Officer and other executive officers. The Board conducts its business through meetings and actions taken by written consent in lieu of meetings.

Director Independence

There is no established trading market for our common stock and therefore the Company is not subject to director independence requirements. We, however, undertook a review of the independence of our directors using the independence standards for directors provided in the rules of The Nasdaq Stock Market. These rules require consideration of whether any director has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities. Under Nasdaq Rule 5605(a)(2), however, a director is not considered to be independent if he or she, among other things:

•	is, or has been within the past three years, an executive officer or employee of the Company.

•

has accepted or who has an immediate family member who has accepted, with limited exceptions thereto, any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence.

•	has an immediate family member who is, or at any time during the past three years was, employed by the Company as an executive officer.

•

except under specified limited circumstances, is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.

•

is or has been, or has an immediate family member who is or has been, within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on the other company’s compensation committee.

•

is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

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Under such definition, as of September 30, 2025, the Board has concluded that James R. Lindsay can be classified as independent and that Lisa Matthews can be classified as independent as of February 2, 2026, the date of her appointment to the Board. Each of our other directors is considered a non-independent director because of their appointment as executive officers of the Company.

Certain Corporate Governance Matters

Pursuant to the consummation of a merger by and between the Company and Renovo Resource Solutions, Inc., a Florida corporation (“Renovo”), with the Company as the surviving corporation (the “Merger”), the former shareholders of Renovo (the “Renovo Owners”) hold more than 50% of the voting power of the Company. Because the Company’s common stock is not listed on any stock exchange and more than 50% of the voting power is held by the Renovo Owners and management of the Company (which, if applicable, may deem the Company to be a “controlled company” as defined under various stock exchange rules), we are not subject to certain corporate governance requirements, including, among other things: (i) the requirement that a majority of the Board consist of independent directors; (ii) the requirement that the Company have a nominating and corporate governance committee that is composed entirely of independent directors or, in the absence of such committee, that nominations be approved by a majority of the independent directors of the Company; and (iii) the requirement that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing such committee’s purpose and responsibilities.

Accordingly, to the extent and for so long as we are not listed on a stock exchange or are able to rely on the “controlled company” exemptions referenced above, you will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we are listed on a stock exchange and cease to be a “controlled company”, we will be required to comply with these provisions within the applicable transition periods.

Board Committee Membership and Meetings

Our Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee, and an Executive Committee.

Members of each committee are nominated and are appointed annually at the meeting of the Board of Directors following the annual meeting of stockholders. The entire Board of Directors is responsible for the full oversight of the affairs of the Company not addressed by our standing committees. In particular, we do not have a nominating and corporate governance committee and the functions of such a committee are instead undertaken by our full Board of Directors. Furthermore, although each of the standing committees assist the Board of Directors in its oversight of the Company, the full Board of Directors remains responsible for the full oversight of the affairs of the Company, including the assessment and oversight of the Company’s financial risk exposure.

The following is a brief description of our committees.

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Compensation Committee

The Compensation Committee is comprised of James La Manna, James Lindsay, and Ted Sparling. The Compensation Committee held two meetings during fiscal year ended September 30, 2025. Mr. Sparling serves as chair of the Compensation Committee. Mr. Lindsay is the sole member of this Committee that is independent within the meaning of the listing standards of Nasdaq Rule 5605(a)(2). The Compensation Committee does not have a charter. However, principal responsibilities of this committee are to:

•	Establish and review an overall compensation philosophy for the Company.
•	Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Compensation Committee.
•	Review and make recommendations to the Board of Directors concerning the compensation of officers of the Company.
•	Provide input and make recommendations to the Board on individuals elected to be executive officers of the Company.
•	Review, evaluate and make recommendations to the Board with respect to compensation to be paid to our directors, including retainers, fees, benefits and perquisites
•	Review and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans.
•	Serve as the committee responsible for administering the Company’s existing compensation and benefits plans.

Audit Committee

Our Audit Committee is comprised of James La Manna, James Lindsay, and Ted Sparling. The Audit Committee held three meetings during fiscal year ended September 30, 2025. Mr. Lindsay serves as chair of the Audit Committee. Mr. La Manna was appointed to the Audit Committee in part due to his experience with financial and accounting matters while Mr. Sparling was appointed due to the audit committee in part due to his non-involvement in the day-to-day operations of the business and his lack of any substantial conflicts of interest, including, without limitation, his relatively low ownership of Common Stock. The Board of Directors has determined that Mr. La Manna qualifies as an “audit committee financial expert” as such term is defined under the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. While the Company considers Mr. Sparling as independent at this point, only Mr. Lindsay is an “independent” member of the Audit Committee within the meaning of the listing standards of Nasdaq Rule 5605(a)(2)(A). The Audit Committee does not have a charter. However, the principal responsibilities of the Audit Committee are to:

•	Appoint, oversee and set compensation for the work of the independent registered certified public accounting firm employed by the Company (including the resolution of any disagreement between management and the Company regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered certified public accounting firm reports directly to the Audit Committee.
•	Provide open avenues of communication among the Company’s independent registered certified public accounting firm, financial and senior management, and the Board.
•	Pre-approve all audit and permissible non-audit services and other services conducted by our independent registered certified public accounting firm.
•	Periodically consult with the Company’s independent registered certified public accounting firm, outside of the presence of management, about internal controls and the completeness and accuracy of the Company’s financial statements.

As a part of its duties, the Audit Committee reviews with management and the independent registered certified public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to filing a report on Form 10-K or 10-Q with the SEC. The Audit Committee reviews annually the scope of the proposed internal and external audits, and also reviews the actual coverage of those activities. The Audit Committee also reviews annually, together with management, the independent registered certified public accounting firm and the contents and conclusions of the audited financial statements.

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Executive Committee

Our Executive Committee consists of three members and is comprised of Randall A. Moritz, Ted Sparling, and Lori Toomey. Mr. Sparling serves as chair of the Executive Committee. Our Executive Committee is responsible for, among other things, assisting our Board of Directors in handling matters that need to be addressed before the next scheduled meeting of the Board of Directors. The Executive Committee did not hold any meetings during fiscal year ended September 30, 2025.

Board Attendance and Annual Meeting Policy

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. There were five meetings of the Board of Directors during the fiscal year ended September 30, 2025 and each member of the Board of Directors attended at least 75% of the meetings held by the Board and each committee on which he or she served. Ms. Matthews, who was appointed to the Board on February 2, 2026, has attended all meetings of the Board of Directors since her appointment to the Board.

In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer, outside consultants and professionals, members of management, and others regarding matters of interest and concern to the Company. It is anticipated that each director will attend the Annual Meeting. A regular meeting of the Board of Directors is scheduled immediately following the Annual Meeting.

Stockholder Nominees of Directors

Currently, we do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our independent directors established a process for identifying and evaluating director nominees. Furthermore, given our size and lack of operations, we do not have a diversity policy as it relates to the make-up and composition of our directors who serve on the board. We also have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. To date, no stockholders have recommended any persons to be nominated for election to our Board of Directors. Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board would participate in the consideration of director nominees.

Code of Conduct and Ethics

Although prior to the filing of its Form 15 with the Commission on September 16, 2011, the Company had previously disclosed in its filings with the Commission that it had adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees, our current management is not familiar with any such Code of Ethics and, to ensure that there are no inadvertent violations thereof, the Board of Directors has rescinded any and all such existing codes. Although the Company has initially determined to prepare and approve a new Code of Ethics, this was delayed and will be addressed in the future when the Company has additional resources to commit to such endeavors. Accordingly, the Company does not currently have a Code of Ethics.

Insider Trading and Hedging Policies

Prior to the Merger, the Company did not have a formal insider trading policy due to the relatively small size of our management team and the guidance from our outside counsel to ensure compliance with Rule 10b-5, and the fact that none of our directors or management engaged in any purchase or sales of our common stock (other than the issuance of common stock to our directors pursuant to the Company’s director compensation plans) during the year ended September 30, 2025. Since June 12, 2024, there has been no public trading markets for our common stock and the last trade made on the Company’s common stock was made on December 5, 2023. However, the Company may, in the future, take steps to have our common stock to again be quoted on public trading markets and prior to being traded on any such markets, we intend to formally adopt an insider trading policy and a hedging policy directed to our employees, officers, and directors.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

Our executive officers consist of (a) Ted Sparling, who serves as our President and Chief Executive Officer, (b) James K. Toomey, who serves as our corporate secretary, (c) James M. La Manna, who services as our Chief Financial Officer, and (d) Randall A. Moritz, who serves as our Chief Operating Officer and the General Manager of the Company’s day-to-day operations. Each of our officers also serve on our Board of Directors and are nominees for election as directors for the ensuing year. Biographical information for each of these officers is set forth below in Proposal 1 – Election of Directors.

Special Consultant

On April 26, 2024, the Company hired Trip Thomas to serve as a consultant to our Chief Financial Officer to, among other things, assist with the preparation of the Company’s financial statements and with other finance-related tasks as the Company may request. Under the terms of his engagement, Mr. Thomas has assisted the Chief Financial Officer with the preparation of the Company’s financial statements for each of the fiscal periods beginning with the quarter ended March 31, 2024. The engagement is ongoing.

Trip Thomas, age 49, – Trip Thomas is the President and Founder of A-Frame Accounting & Advisory, Inc. located in Tampa, Florida. Trip has more than 24 years of experience in the field of accounting. His experience includes private industry, public company, public accounting and non-profit. Some of his experience includes auditing, budget analysis, fixed assets, financial modeling, SEC financial reporting, GAAP compliance and fair value measurements.

Mr. Thomas holds a Bachelor of Science in Accounting from the University of Tampa and a Bachelor of Science in Agribusiness from the University of Florida. He is a licensed CPA in the State of Florida.

Compensation of Executive Officers

For the fiscal years ended September 30, 2025 and 2024, Randy Moritz, the Company’s Chief Operating Officer, received annual compensation in the amount of $86,000 and $81,000, respectively.

Prior to the Merger, Renovo entered into an employment contract with Randy Moritz as general manager, which has since been elevated to Chief Operating Officer, of the Company (the “Employment Agreement”). Upon completion of the Merger, the Company assumed the Employment Agreement (and Mr. Moritz affirmatively affirmed such assumption) and the Employment Agreement remains in full force and effect as binding agreements of the Company.

Equity Compensation Plans

As of the most recently completed fiscal year (September 30, 2025), no equity compensation awards have been made to employees.

Director Compensation

On August 4, 2025, based on the recommendation of the Compensation Committee, the Board of Directors of the Company approved a Director Compensation Plan (the “Director Compensation Plan”) pursuant to which directors would receive both an annual cash compensation for their services (“Cash Retainer”) and an annual equity grant (“Annual Equity Retainer”).

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The amount of the Cash Retainer, which is based on whether the director is an employee or officer of the Company, is as follows:

•	Non-Employee, Non-Officer Directors - $10,320, payable in $2,580 quarterly installments.
•	Officer Directors - $13,760, payable in $3,440 quarterly installments.
•	Employee Directors - $3,440, payable in $860 quarterly installments.

In setting the amount of the Cash Retainer, the Board determined that employee directors should only receive nominal amounts since they are already receiving compensation for their services. As it relates to officer directors, the Board noted that its officers are not paid employees and should receive additional compensation as compared to employee directors, but less than that payable to Non-Employee, Non- Offer Directors. The Cash Retainer is based on five regular meetings of the Board of Directors. To the extent that additional meetings are called, each director would receive an additional $100 payment for each such Board meeting attended by them.

The Board also approved the payment of a flat annual fee of $100 for service by a director on each committee of the Board of Directors on which he or she serves. As the duties and responsibilities of the committee members increase and require further time and effort, the Board will re-evaluate the committee compensation based on the facts and circumstances and existing compensation trends available at that time.

Finally, the Board approved an Annual Equity Retainer of 100 shares of the Company’s Common Stock. Although the Corporation’s Common Stock is not currently traded on any stock exchange and the value of such shares is relatively nominal, the Board concluded that directors should have some ownership interests in the Company to align their economic interests with that of the Company’s stockholders in any further growth of the Company.

The director compensation arrangements approved by the Board was retroactively effective as of April 19, 2024, the date that the Renovo Resource Solutions, Inc. merged with an into Kingfish Holding Corporation pursuant to the Merger.

Director Compensation Table

The table below represents the compensation earned to each of our directors who served on the Board during the fiscal year ended September 30, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)(3)
James M. La Manna	13,760	40	—	13,800
James R. Lindsay	10,320	40	—	10,360
Keri Moritz	10,320	40	—	10,360
Randall Moritz	3,440	40	—	3,480
Ted Sparling	13,760	40	—	13,800
James K. Toomey	13,760	40	—	13,800
Lori Toomey	10,320	40	—	10,360

(1)

Amounts shown reflect the annual board fee and annual committee fee(s) earned during the fiscal year ended September 30, 2025. The Cash Retainer approved by the Board was initially deferred upon approval of director compensation arrangements. On December 18, 2025, such amounts were paid by the Company.

(2)	Amounts represent the aggregate grant date fair value of 100 shares of the Company’s Common Stock valued on the date of grant, per the Annual Equity Retainer.
(3)

As disclosed above, the Board approved the Director Compensation Plan retroactive to the fiscal year ended September 30, 2024. Cash Retainers earned in fiscal 2024 amounted to $6,880 for each of Messrs. La Manna, Toomey, and Sparling; $1,720 for Mr. Moritz; and $5,160 for each of Ms. Moritz, Ms. Toomey, and Mr. Lindsey. However, as disclosed above, the Cash Retainer for both fiscal 2024 and 2025 were initially upon approval. All such director compensation, including the Annual Cash Retaine, were paid in full on December 18, 2025.

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Pre-Merger Director Contingent Bonus Compensation

The Board also noted that those individuals serving as directors and officers of Kingfish Holding Corporation prior to the Merger had not received any significant compensation for their services, notwithstanding the significant amount of time and effort spent by each of them to, among other things: (a) clean up the outstanding receivables and financial records of the corporation, (b) prepare the necessary filings with the SEC to reactivate and maintain the public company status of the corporation, and (c) the negotiate and consummate of the Merger with Renovo.

The Board determined, based on recommendation of the independent member of the Compensation Committee (with Messrs. Sparling and La Manna abstaining due to their personal economic interest in this discussion), that a one-time contingent payment of $100,000 to each Pre-Merger Director (Mr. Toomey, Mr. Sparling, and Mr. La Manna, the “Pre-Merger Directors”) would be a fair payment for their services from 2018 to the closing of the Merger on April 19, 2024 when the Company had no funds from which to compensate them for their services (“Pre-Merger Bonus Compensation”).

However, based on the current financial needs of the Company and the lack of sufficient funds to pay such amounts, the independent member of the Compensation Committee recommended, and the Board approved, the contingent payment of Pre-Merger Bonus Compensation to each of the Pre-Merger Directors; provided, however, that such Pre-Merger Bonus Compensation shall be payable only in shares of the Company’s common stock if, and when, the Company’s common stock resumes trading in the over the counter market or on a stock exchange, whichever should first occur (the “Trading Market Condition”). Assuming the satisfaction of the Trading Market Condition, any such Pre-Merger Bonus Compensation shall not be payable unless and until 90 days after the trading of the Corporation’s common stock resumes, if ever, in the over-the-counter market or on a stock exchange, whichever should first occur (the “Issuance Date”). The common stock to be issued in payment of the Pre-Merger Bonus Compensation shall be determined by calculating the average closing price of the common stock during the five trading days prior to the Issuance Date. No Pre-Merger Bonus Compensation shall be payable if the Trading Market Condition is not satisfied.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Bylaws, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting at eight. All of the Company’s current directors have been nominated for re-election as directors of the Company to hold office until the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The following provides information as of the date of this proxy statement about each director nominee.

Nominees for Director

The director nominees, their ages, and positions with the Company, their business experience during the past five years or more, and additional biographical data is set forth below.

Name	Age	Position with Company

Ted Sparling	63	Chairman of the Board, Director, President, and Chief Executive Officer
James K. Toomey	60	Director and Secretary
James M. La Manna	59	Director and Chief Financial Officer
Randall A. Moritz	54	Director and General Manager
Keri A. Moritz	54	Director
Lori M. Toomey	60	Director
James R. Lindsay	69	Director
Lisa Matthews	68	Director

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All directors of the Company will hold office until the earlier of the next annual meeting of stockholders and until their successors have been duly elected and qualified, or their death, resignation, or removal.

Set forth below is a description of the business experience during the past five years or more and other biographical information of the director nominees.

Ted Sparling has served as the President, Chief Executive Officer, and a director of the Company since January 2012. Mr. Sparling also served as Chief Executive Officer and Secretary from January 2012 until November 2014, and as the President of the Kesselring Corporation, a Florida corporation, from March 2005 (prior to its acquisition by the Company pursuant to the Share Exchange Agreement, dated May 18, 2007 (the “Share Exchange Agreement”) until October 2007 when the Shares Exchange Agreement was consummated. Mr. Sparling also has served as the President and sole director of Gulf & Bay Constructors, Inc., a building contractor located in northwest Florida, since December 2006 and has served in the same capacities for Gulf & Bay Inspections, Inc., a building inspector located in north west Florida, since January 2007. Mr. Sparling has been a state certified building contractor since 1989 and has been a state certified home inspector since 2012. In Addition, Mr. Sparling is an FAA Licensed Private Pilot, A US Coast Guard certified 100 Ton master captain, and certified open water diver.

Mr. Sparling’s prior experiences as the President and CEO of the predecessor company provides important background and institutional knowledge about the Company.

James K. Toomey has served as Secretary of the Company since November 14, 2014. He was appointed to serve as a director of the Company on August 31, 2013. Mr. Toomey also had served as a director of the Company from 2006 to 2008. Mr. Toomey has served on the board of directors of Research Development and Manufacturing, Inc., a privately held engineering and bio-tech firm, since 2016. He previously has served as a director and Chairman of the board of directors of Coast Financial Holdings, Inc. (“Coast Financial”), a financial institution which was a reporting company under the Exchange Act from its inception in 2003 until its merger with another financial institution in 2007 (the “Coast Merger Transaction”). He also served as a director of Coast Bank of Florida, a Florida state-chartered bank (“Coast Bank”), from its inception in April 2000 through the sale of the bank in December 2007 as part of the Coast Merger Transaction. Upon formation of Coast Financial as a bank holding company in 2003, Coast Bank became a wholly-owned subsidiary of Coast Financial. Prior to 2003, Coast Bank was operated as a stand-alone banking institution. Previously, Mr. Toomey served in various positions for Knight-Ridder/Bradenton Herald from August 1990 to September 1997. Since September 1997, Mr. Toomey’s business interests have been focused on commercial shopping development and investments. He is the co-owner of four real estate investment companies (including, Braden River Industries, Inc., a Florida corporation and real estate holding company, and AMI Holdings, Inc., a commercial real estate holding company), a retail clothing company (Two Sides of Nature), and an ice cream store (Two Scoops). Mr. Toomey also has served as a director and co-manager of Renovo, a metal recycling company, since September 2015. In addition, he founded the Toomey Foundation for the Natural Sciences in 2000, a not-for-profit organization for the preservation and education of archeological, paleontological and geological resources. He also has served as a trustee of the Sarasota Marine Safety Foundation, a not-for-profit entity, since 2019 and has been an officer of the Coast Guard Auxiliary since 2008. Mr. Toomey received his MBA from Crummer Graduate School, Rollins College in 1990 and his Bachelor of Arts degree in Economics from Rollins in 1988.

Mr. Toomey’s prior experience as a director and Chairman of the Board of a public company and a member of its audit committee will be beneficial to the Company as it reactivates it reporting obligations under the Exchange Act. He understands the disclosure responsibilities and duties owed to stockholders of public companies and can provide his public company experience to the Board of Directors.

James M. La Manna, CPA has served as the Chief Financial Officer of the Company since November 14, 2014 and as a director of the Company since September 13, 2013. Mr. La Manna is a certified public accountant and has served as the Chief Executive Officer and sole owner of James M. La Manna, CPA, PA, an accounting firm, since 2007. Mr. La Manna has been a licensed Florida certified accountant since 1998 and prior to opening his own firm, he had most recently served as a supervising auditor for Aidman Piser, an accounting firm, in 2006 and as a supervising audit and tax manager for Christopher Smith Leonard, an accounting firm, from 2003 – 2006.

Mr. La Manna’s experience as a CPA and his qualifications as a potential audit committee financial expert are invaluable skills needed by the Company as it seeks to carry out its business plan.

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Randall Moritz has served as a Director and General Manager of the Company since the Merger Closing Date. Previously, Mr. Moritz served as President and Director of Renovo from its inception, and also served as a general manager of its operations. Mr. Moritz also has served as one of the Managers of 6 LLC from its inception. He also has served as the President of Executive Logistics of Florida Inc., a consulting firm that specializes in process improvement and lean manufacturing concepts, since July 21, 2014. Mr. Moritz served in the U.S. Navy from 1989 to 1998 as a Sonar Technician Submarines in the U.S. Navy Nuclear Submarine force and is a veteran of the Persian/Gulf War. After his service with the Navy, Mr. Moritz was a Production Supervisor for Applied Precision Inc. from 1995-2000 a biomedical and semi-conductor test equipment manufacturer. He was responsible for day-to-day plant operations, scheduling and was a key instrument in developing and implementing corporate written programs addressing accidents, hazardous waste right to know, and forklift safety. From 2000 to 2002 he assisted a family run business as a Regional Customer Service Manager assisting with marketing and media, providing training for finance and insurance agents and financial auditing of books of business related to the insurance industry. In 2002 he accepted a position as the Operations Manager for Uflex USA, Inc. and sister company to Ultraflex Group based out of Genoa, Italy. He was responsible for the planning and execution of the relocation of a 43,000sf manufacturing facility from Seattle, WA to Sarasota, FL. Included building layout, staffing and logistics. Relocation and full production capacity achieved with a downtime of less than 30 days with minimal disruptions to customer order fulfillment. P&L responsibility with inventory control of 15,275 sku’s, with an average value of $4.2M. Trained in 5S and Kan-Ban methodology. Developed Corporate policies related to Written Safety Program, Hazardous Waste Right to Know, Forklift Safety, and Emergency Evacuation Program. Developed and implemented Quality Control plans as it relates to incoming inspections and vendor relations using corrective/preventative actions per ISO 9001 standards. Responsible for employee relations, conflict resolution, and performance matrix, including hire/fire responsibility managing day-to-day operations of 18+ employees. Physically conduct corrective/preventative maintenance on all production machinery including diagnostic repair and replacement of electrical, pneumatic, pneumo-hydraulic, hydraulic machines to the component level. His training and experience in a variety of trades include hydraulic repair, electronic repair to the component level, metal fabrication and repair, CAD/Solidworks proficient, OSHA 10, US Coast Guard Mid-Level Officer Courses, Industrial Barcoding, Zenger Miller Front Line Leadership, Business Communications, Writing and Statistics (University of Phoenix). FEMA Incident command courses 100-200, 210, 700 and 800.

Mr. Moritz’s extensive history with Renovo and his familiarity with the Company’s business are invaluable to the Company as it continues its operations following the Merger.

Lori Toomey has served as a Director of the Company since the Merger Closing Date. Previously, Mrs. Toomey served as Treasurer and Director of Renovo from its inception and has served as a Manager of 6 LLC from its inception as well. Mrs. Toomey, as treasurer, assisted Renovo with material purchases, material upgrades and packaging, and daily financial transactions. She was responsible for maintaining Renovo’s bank accounts and keeping the financial books and records of Renovo. Because of her knowledge of the business of Renovo and its cash position, she also assisted Renovo with certain human relation issues, including employee retention as needed. Mrs. Toomey has a bachelor’s degree in business from the University of South Florida.

Mrs. Toomey’s experience as the treasurer of Renovo and assisting with a variety of management functions within the Company and familiarity with the Company’s books and records are critical to maintaining continuity in the Company’s operations.

Keri Moritz has served as a Director of the Company since the Merger Closing Date. Previously, Mrs. Moritz had served as a Director of Renovo since its inception and as a Manager of 6 LLC from its inception as well. Ms. Moritz is not actively involved in the day-to-day operations of the Company; but rather services in an oversight capacity with the other directors. However, she does assist in operations from time to time as needed. In addition, since 2008 she also has been employed as the ESE, 504, ESOL and MTSS Coordinator with Imagine Schools in Manatee County, Florida. Ms. Moritz received her Teacher Certification from State College of Florida in 2006 and her Bachelor of Arts degree in Psychology from Western Washington University in 1993.

Mrs. Moritz’s familiarity with Renovo’s operations and her experience overseeing the Company’s business and operations are important to the Company’s operations and the board’s oversight role.

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James R. Lindsay has served as a Director since August 6, 2024. He is the owner of Sandbar Charters FL, founded in 2023, a luxury boat chartering company and from September 1, 2020 has also served as a Vice President at Acentria Insurance (“Acentria”), a business unit of Foundation Risk Partners, which provides personal, business, health and life insurance coverage. Prior to joining Acentria as a Vice President, Mr. Lindsay was the owner of the Bob Lindsay Insurance Agency from 2008 to 2020. Mr. Lindsay also served on the Phillippi Landings Building E Condo Association Board as a vice president from January 1, 2023 to January 1, 2024. Mr. Lindsay graduated from George Washington University in 1979 with a bachelor’s degree in business.

Mr. Lindsay has over 35 years of extensive experience in the insurance industry, which provides him with a strong background in risk management and business operations, which are invaluable skills needed by the Company as it seeks to carry out its business plan and improve its review over internal controls and risk management assessments.

Lisa Matthews has served as a Director since February 2, 2026. She is the owner of Premier Property Concierge LLC, a premier property management service provider, founded in April 2020. Prior to that, Ms. Matthews served as chief operating officer from 2016 to 2019 for Beachside Management, a vacation rental company, and previously oversaw buyer operations at One Steel Recycling from 2000 to 2015. Ms. Matthews graduated from the University of North Florida in 1988 with a bachelor’s degree in business administration. Ms. Mathews has 15 years of extensive experience in the metal recycling industry, which provides her with a strong background in the Company’s industry.

Family Relationships

The following family relationships exist between the directors and executive officers of the Company: (a) Randall and Keri Moritz are husband and wife; and (b) James and Lori Toomey are husband and wife.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, or control persons has been involved in any of the legal proceedings listed in Item 401(f) of Regulation S-K. Furthermore, none of our directors, executive officers, or control persons are involved in any material proceedings in which any of them is an adverse party to, or hold an adverse material interest to, the Company.

Arrangements for Selection of Directors

Pursuant to the terms of the Merger Agreement by and between the Company and Renovo, dated April 19, 2024, the Company appointed the following Renovo Owners to the Company’s Board of Directors: Randall A. Moritz, Keri A. Moritz, and Lori M. Toomey.

Except as described above, there are no current arrangements or understandings between an executive officer, director, and any other person pursuant to which he was or is to be elected or selected as a director or as an executive officer of the Company.

Directorships

None of the Company’s directors currently is a director of, or during the past 5 years has held any directorship in, any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Recommendation and Vote Required to Elect Director Nominees

Under the DGCL, assuming a quorum is present, Directors are elected by a plurality of the votes cast at the Annual Meeting. The Toomey Stockholders and the Moritz Stockholders together own a total of 481,206 shares of Common Stock, or approximately 57.0% of the outstanding Common Stock entitled to vote at the Annual Meeting, all of which are expected to be voted in favor of the Auditor Ratification. Accordingly, if the Toomey Stockholders and the Moritz Stockholders both vote in favor of the election of the Director nominees, each of such director nominees will be elected to serve on the Board of Directors for the ensuing year.

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The Board of Directors recommends a vote FOR

the election of all 8 Director nominees.

PROPOSAL 2

APPROVAL AND RATIFICATION OF APPOINTMENT

OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

FOR THE ENSUING FISCAL YEAR

The Board of Directors is responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s financial statements.

The Board of Directors has selected the firm of Astra Audit & Advisory LLC, an independent registered public accounting firm (“Astra”), to serve as the Company’s auditors for the fiscal year ending September 30.2026. Although submission of this matter to stockholders is not required by law, as a matter of good corporate governance, the Board of Directors requests that shareholders ratify its selection. In the event of a negative vote the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors may, in its discretion, select a different independent registered public accounting firm at any time during fiscal year 2026 if it determines that such a change would be in the best interests of the Company and our shareholders.

Before selecting Astra, the Company carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The members of the Board of Directors believe that the continued retention of Astra to serve as the Company’s independent external auditor is in the best interests of the Company and its stockholders.

Representatives of Astra are not expected to be present at the Annual Meeting and, as a result, will not be available to respond to appropriate questions from stockholders attending the meeting or to make a statement.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Astra for the audit of the Company’s annual financial statements for the years ended September 30, 2025 and 2024 and fees billed for other services rendered by Astra during this period.

	2025	2024
Audit fees (1)	$137,210	$91,125	(5)
Audit related fees (2)	$0	$0
Tax fees (3)	$0	$0
All other fees (4)	$0	$0

_______________________

(1)

Audit fees consistent principally of audit work performed on the financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2)

Audit related fees consisted principally of an attestation report on management’s report on internal controls, a review of our Form 10-Qs and related press releases, and other general miscellaneous matters.

(3)	Tax fees consisted principally of assistance with tax compliance, preparation of returns, tax planning, and providing tax guidance.
(4)	Consist of fees for products and services provided by our principal accountants, other than services reported under “Audit fees,” “Audit related fees,” or “Tax fees.”
(5)

Reflects $74,025 in fees paid to Accell Audit & Compliance, P.A. and $17,100 paid to Astra. On June 14, 2024, the Company retained Astra as the Company’s new independent registered public accounting firm, to audit the Company’s financial statements for the fiscal years ending September 30, 2025 and 2024. As a result of the Company’s engagement of Astra on June 14, 2024, the Company dismissed Accell Audit & Compliance, P.A. as its independent auditor.

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As part of its responsibility for oversight of the independent registered public accountants, the Board of Directors has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. In accordance with this policy, each type of audit, audit related, tax and other permitted service to be provided by the independent auditors is specifically described and each service. The fees are budgeted, and the Board of Directors requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

Recommendation and Vote Required to Approve

Under the DGCL, assuming a quorum is present, ratification of the appointment of Astra will require the affirmative vote of at least a majority of the shares of Common Stock present and voting at the meeting in person or represented by proxy and entitled to vote thereon. Therefore, abstentions will have no effect on this proposal.

The Toomey Stockholders and the Moritz Stockholders together own a total of 481,206 shares of Common Stock, or approximately 57.0% of the outstanding Common Stock entitled to vote at the Annual Meeting, all of which are expected to be voted in favor of the Auditor Ratification. Accordingly, if the Toomey Stockholders and the Moritz Stockholders both vote in favor of the Auditor Ratification proposal, the Auditor Ratification proposal will be approved without the need for any further vote of stockholders in favor of any proposals.

The Board of Directors recommends a vote

FOR approval of this Proposal 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliated loans made to Renovo prior to the Merger consists of loans made to Renovo by James K. Toomey, Lori M. Toomey, and Kristen Toomey, and their affiliated entities, including Conch and Shell Holdings, Inc., AMI Holdings, Inc., and Passing Through, LLC. Affiliated loans made to the Company prior to the Merger consists of loans made to the Company by James K. Toomey. Each such affiliated loan made by one or more of James K. Toomey, Lori M. Toomey, and Kristen Toomey, and their affiliated entities, including Conch and Shell Holdings, Inc., AMI Holdings, Inc., and Passing Through, LLC (collectively referred to herein as the “Toomey Debtholders”) to the Company or Renovo prior to the Merger is referred to herein as an “Affiliate Loan” and collectively, such loans, “Company Affiliate Debt”.

Toomey Debtholders

Prior to the closing of the Merger (“Merger Closing Date”), the Toomey Debtholders made several advances to each of the Company, Renovo, and 6 LLC (the entity that is controlled by the former Renovo Owners and owns the property leased by the Company its operations, hereby referred to as 6 LLC). As a result of the Merger transaction, the Company was required to assume the Company Affiliate Debt incurred by Renovo prior to the Merger (“Renovo Affiliated Debt”), as well as any related security interests provided by Renovo to 6 LLC in connection with the 6 LLC Bank Loan, all as is described below and in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of the Company’s 2025 Form 10-K, which accompanies this Information Statement.

Toomey Debtholder Loans to the Company Prior to the Merger

Convertible Notes. Mr. Toomey had advanced an aggregate of $90,000 to the Company pursuant to the following convertible notes: (a) the December 2015 Note Agreement (bearing interest at 3.5%) in exchange for the December 2015 Promissory Notes (b) the May 2016 Note Agreement (bearing interest at 3.5%) in exchange for the March 2016 Promissory Notes, (c) the August 2016 Note Agreement (bearing interest at 3.5%) in exchange for the July 2016 Promissory Note, and (d) the September 2016 Note Agreement (bearing interest at 3.5%) in exchange for the September 2016 Promissory Note. These promissory notes were convertible into our common stock at a fixed conversion price equal to $500.00 per share, after giving effect to the Reverse Stock Split. These promissory notes were paid in full on March 3, 2025, including $27,745 in accrued interest.

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Promissory Notes. Mr. Toomey also has made loans to the Company pursuant to the following non-convertible notes: (a) advanced an aggregate of $130,000 to the Company during the fiscal years ended September 30, 2021 and 2020, evidenced by a consolidated promissory note, dated February 1, 2021, bearing interest at an initial rate of 2% per annum and maturing on December 31, 2023 (the “2021 Promissory Note”) and (b) loaned $50,000 in aggregate principal amount to the Company following the completion of the Filing Updates, evidenced by a promissory note, dated March 7, 2022, bearing interest at an initial rate of 2% per annum and maturing on December 31, 2024 (the “2022 Promissory Note”). These promissory notes remain outstanding and they are not convertible into our common stock.

On December 15, 2023, Mr. Toomey and the Company entered into the 2021 Promissory Note Amendment to extend the maturity date of the 2021 Promissory Note to December 31, 2024. On December 31, 2024, Mr. Toomey and the Company entered into the Second 2021 Promissory Note Amendment (“Second 2021 Promissory Note Amendment”) to extend the maturity date of the 2021 Promissory Note to December 31, 2025. On December 24, 2025, Mr. Toomey and the Company entered into the Amendment to the 2022 Promissory Note to extend the maturity date of the 2022 Promissory Note to December 31, 2026, a copy of which is filed as Exhibit 10.4 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

On December 24, 2025, Mr. Toomey and the Company entered into the Amendment to the 2022 Promissory Note (the “2022 Promissory Note Amendment”) to extend the maturity date of the 2022 Promissory Note to December 31, 2026. The foregoing description of the 2022 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the 2022 Promissory Note Amendment, a copy of which is filed as Exhibit 10.7 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

The maturity date of each of the promissory notes issued to Mr. Toomey to the Company in exchange for his loans will accelerate and be due and payable immediately upon any change of control, merger, or other business combination.

Renovo Affiliate Debt

In connection with the Merger, the Company has assumed from Renovo a note with Passing Through, LLC, for $600,000 effective July 1, 2016 (the “2016 Promissory Note”). The 2016 Promissory Note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the 2016 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the 2016 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the 2016 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Passing Through LLC and the Company entered into a Loan Modification Agreement with regards to the 2016 Promissory Note (the “2016 Promissory Note Amendment”) to extend the maturity date of the 2016 Promissory Note to December 31, 2026 and increase the interest rate from 5% to 6% per annum. The foregoing description of the 2016 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the 2016 Promissory Note Amendment, a copy of which is filed as Exhibit 10.14 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, the Company has assumed from Renovo a note with James K. Toomey and Lori M. Toomey, for $365,000 effective November 20, 2018 (the “November 20, 2018 Promissory Note”). The November 20, 2018 Promissory Note bears interest, commencing on the date of the loan, at an initial rate of 5% per annum. The maturity date of the November 20, 2018 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the November 20, 2018 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the November 20 Promissory Note was modified and the maturity date was extended to December 31, 2025.

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On December 24, 2025, James K. Toomey, Lori M. Toomey and the Company entered into a Loan Modification Agreement with regards to the 2016 Promissory Note (the “November 20, 2018 Promissory Note Amendment”) to extend the maturity date of the November 20, 2018 Promissory Note to December 31, 2026 and increase the interest rate from 5% to 6% per annum. The foregoing description of the November 20, 2018 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the November 20, 2018 Promissory Note Amendment, a copy of which is filed as Exhibit 10.20 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, the Company also has assumed from Renovo a note with Conch and Shell Holdings, Inc, for $250,000 effective November 20, 2018 (the “Renovo November 20, 2018 Promissory Note”). The Renovo November 20, 2018 Promissory Note bears interest, commencing on the date of the loan, at an initial rate of 8% per annum the maturity date of the Renovo November 20, 2018 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the Renovo November 20, 2018 Promissory Note will bear interest at a rate of 8% per annum, commencing on the date of any such extension. On December 31, 2024, the Renovo November 20, 2018 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Conch and Shell Holdings, Inc. and the Company entered into a Loan Modification Agreement with regards to the November 20, 2018 Promissory Note (the “Renovo November 20, 2018 Promissory Note Amendment”) to extend the maturity date of the Renovo November 20, 2018 Promissory Note to December 31, 2026. The foregoing description of the Renovo November 20, 2018 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the Renovo November 20, 2018 Promissory Note Amendment, a copy of which is filed as Exhibit 10.17 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

6 LLC Affiliate Debt

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and James K. Toomey for $100,000 effective September 24, 2014 (the “September 24, 2014 Promissory Note”) are secured by the assets of the Company. The September 24, 2014 Promissory Note is subordinate to the 6 LLC Bank Loan. The September 24, 2014 Promissory Note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the September 24, 2014 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the September 24, 2014 Promissory Note will bear interest at a rate of 4% per annum, commencing on the date of any such extension. On December 31, 2024, the September 24, 2014 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, James K Toomey and 6 LLC entered into a Loan Modification Agreement with regards to the September 24, 2014 Promissory Note (the “September 24, 2014 Promissory Note Amendment”) to extend the maturity date of the September 24, 2014 Promissory Note to December 31, 2026 and increase the interest rate from 4% to 6% per annum. The foregoing description of the September 24, 2014 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the September 24, 2014 Promissory Note Amendment, a copy of which is filed as Exhibit 10.23 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and the Loriann Marie Toomey Rev. Trust u/a 12/08/03 for $300,000 effective September 29, 2014 (the “September 29, 2014 Promissory Note”) are secured by the assets of the Company. The September 29, 2014 Promissory Note is subordinate to the 6 LLC Bank Loan. The September 29, 2014 Promissory Note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the September 29, 2014 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the September 29, 2014 Promissory Note will bear interest at a rate of 4% per annum, commencing on the date of any such extension. On December 31, 2024, the September 29, 2014 Promissory Note was modified and the maturity date was extended to December 31, 2025.

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On December 24, 2025, the Loriann Marie Toomey Rev. Trust u/a 12/08/03 and 6 LLC entered into a Loan Modification Agreement with regards to the September 29, 2014 Promissory Note (the “September 29, 2014 Promissory Note Amendment”) to extend the maturity date of the September 29, 2014 Promissory Note to December 31, 2026 and increase the interest rate from 4% to 6% per annum. The foregoing description of the September 29, 2014 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the September 29, 2014 Promissory Note Amendment, a copy of which is filed as Exhibit 10.26 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and the Loriann Marie Toomey Rev. Trust u/a 12/08/03 for $500,000 effective December 5, 2014 (the “December 5, 2014 Promissory Note”) are secured by the assets of the Company. The December 5, 2014 Promissory Note is subordinate to the 6 LLC Bank Loan. The December 5, 2014 Promissory Note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the December 5, 2014 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the December 5, 2014 Promissory Note will bear interest at a rate of 4% per annum, commencing on the date of any such extension. On December 31, 2024, the December 5, 2014 Promissory Note was modified and the maturity date was extended to December 31, 2026.

On December 24, 2025, the Loriann Marie Toomey Rev. Trust u/a 12/08/03 and 6 LLC entered into a Loan Modification Agreement with regards to the December 5, 2014 Promissory Note (the “December 5, 2014 Promissory Note Amendment”) to extend the maturity date of the December 5, 2014 Promissory Note to December 31, 2026 and increase the interest rate from 4% to 6% per annum. The foregoing description of the December 5, 2014 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the December 5, 2014 Promissory Note Amendment, a copy of which is filed as Exhibit 10.29 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note by and among 6 LLC and James K. Toomey and Lori M. Toomey for $50,000 effective May 15, 2016 (the “May 15, 2016 Promissory Note”) are secured by the assets of the Company. The May 15, 2016 Promissory Note is subordinate to the 6 LLC Bank Loan. The May 15, 2016 Promissory Note bears interest, commencing on the date at an initial rate of 4% per annum. The maturity date of the May 15, 2016 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the May 15, 2016 Promissory Note will bear interest at a rate of 4% per annum, commencing on the date of any such extension. On December 31, 2024, the May 15, 2016 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, James K. Toomey and Lori M. Toomey and 6 LLC entered into a Loan Modification Agreement with regards to the May 15, 2016 Promissory Note (the “May 15, 2016 Promissory Note Amendment”) to extend the maturity date of the May 15, 2016 Promissory Note to December 31, 2026 and increase the interest rate from 4% to 6% per annum. The foregoing description of the May 15, 2016 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the May 15, 2016 Promissory Note Amendment, a copy of which is filed as Exhibit 10.31 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Passing Through, LLC for $200,000 effective July 1, 2016 (the “July 1, 2016 Promissory Note”) are secured by the assets of the Company. The July 1, 2016 Promissory Note is subordinate to the 6 LLC Bank Loan. The July 1, 2016 Promissory Note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the July 1, 2016 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the July 1, 2016 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the July 1, 2016 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Passing Through, LLC and 6 LLC entered into a Loan Modification Agreement with regards to the July 1, 2016 Promissory Note (the “July 1, 2016 Promissory Note Amendment”) to extend the maturity date of the July 1, 2016 Promissory Note to December 31, 2026 and increase the interest rate from 5% to 6% per annum. The foregoing description of the July 1, 2016 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the July 1, 2016 Promissory Note Amendment, a copy of which is filed as Exhibit 10.34 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

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In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Passing Through, LLC for $100,000 effective November 16, 2016 (the “November 16, 2016 Promissory Note”) are secured by the assets of the Company. The November 16, 2016 Promissory Note is subordinate to the 6 LLC Bank Loan. The November 16, 2016 Promissory Note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the November 16, 2016 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the November 16, 2016 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the November 16, 2016 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Passing Through, LLC and 6 LLC entered into a Loan Modification Agreement with regards to the November 16, 2016 Promissory Note (the “November 16, 2016 Promissory Note Amendment”) to extend the maturity date of the November 16, 2016 Promissory Note to December 31, 2026 and increase the interest rate from 5% to 6% per annum. The foregoing description of the November 16, 2016 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the November 16, 2016 Promissory Note Amendment, a copy of which is filed as Exhibit 10.37 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a bridge loan by and among 6 LLC and Lori M. Toomey, AMI Holdings, Inc., and Conch and Shell Holdings, Inc. for $225,000 effective February 20, 2017 (the “Bridge Loan”) are secured by the assets of the Company. The Bridge Loan is subordinate to the 6 LLC Bank Loan. The Bridge Loan bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the Bridge Loan will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the Bridge Loan will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the Bridge Loan was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Lori M. Toomey, AMI Holdings, Inc., and Conch and Shell Holdings, Inc. and 6 LLC entered into a Loan Modification Agreement with regards to the Bridge Loan (“Bridge Loan Amendment”) to extend the maturity date of the Bridge Loan to December 31, 2026 and increase the interest rate from 5% to 6% per annum. The foregoing description of the Bridge Loan Amendment is qualified in its entirety by reference to the complete text of the Bridge Loan Amendment, a copy of which is filed as Exhibit 10.40 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Passing Through, LLC for $100,000 effective March 26, 2018 (the “March 26, 2018 Promissory Note”) are secured by the assets of the Company. The March 26, 2018 Promissory Note is subordinate to the 6 LLC Bank Loan. The March 26, 2018 Promissory Note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the March 26, 2018 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the March 26, 2018 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the March 26, 2018 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Passing Through, LLC and 6 LLC entered into a Loan Modification Agreement with regards to the March 26, 2018 Promissory Note (the “March 26, 2018 Promissory Note Amendment”) to extend the maturity date of the March 26, 2018 Promissory Note to December 31, 2026. The foregoing description of the March 26, 2018 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the March 26, 2018 Promissory Note Amendment, a copy of which is filed as Exhibit 10.43 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Conch and Shell Holdings, Inc. for $100,000 effective March 26, 2018 (the “CAS March 26, 2018 Promissory Note”) are secured by the assets of the Company. The CAS March 26, 2018 Promissory Note is subordinate to the 6 LLC Bank Loan. The CAS March 26, 2018 Promissory Note bears interest, commencing on the date at an initial rate of 5% per annum. The maturity date of the CAS March 26, 2018 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the CAS March 26, 2018 Promissory Note will bear interest at a rate of 5% per annum, commencing on the date of any such extension. On December 31, 2024, the CAS March 26, 2018 Promissory Note was modified and the maturity date was extended to December 31, 2025.

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On December 24, 2025, Conch and Shell Holdings, Inc. and 6 LLC entered into a Loan Modification Agreement with regards to the CAS March 26, 2018 Promissory Note (the “CAS March 26, 2018 Promissory Note Amendment”) to extend the maturity date of the CAS March 26, 2018 Promissory Note to December 31, 2026 and increase the interest rate from 5% to 6% per annum. The foregoing description of the CAS March 26, 2018 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the CAS March 26, 2018 Promissory Note Amendment, a copy of which is filed as Exhibit 10.46 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In connection with the Merger, 6 LLC’s obligations under a note between 6 LLC and Conch and Shell Holdings, Inc. for $250,000 effective November 20, 2018 (the “6 LLC November 20, 2018 Promissory Note”) are secured by the assets of the Company. The 6 LLC November 20, 2018 Promissory Note is subordinate to the 6 LLC Bank Loan. The 6 LLC November 20, 2018 Promissory Note bears interest, commencing on the date at an initial rate of 8% per annum. The maturity date of the 6 LLC November 20, 2018 Promissory Note will accelerate and be due and payable immediately upon any change of ownership. If the maturity date is extended for any reason whatsoever (including in connection with an acceleration event), the 6 LLC November 20, 2018 Promissory Note will bear interest at a rate of 8% per annum, commencing on the date of any such extension. On December 31, 2024, the 6 LLC November 20, 2018 Promissory Note was modified and the maturity date was extended to December 31, 2025.

On December 24, 2025, Conch and Shell Holdings, Inc. and 6 LLC entered into a Loan Modification Agreement with regards to the November 20, 2018 Promissory Note (the “6 LLC November 20, 2018 Promissory Note Amendment”) to extend the maturity date of the 6 LLC November 20, 2018 Promissory Note to December 31, 2026. The foregoing description of the 6 LLC November 20, 2018 Promissory Note Amendment is qualified in its entirety by reference to the complete text of the 6 LLC November 20, 2018 Promissory Note Amendment, a copy of which is filed as Exhibit 10.49 to the 2025 Form 10-K and incorporated into this Information Statement by reference.

In addition to the foregoing 6 LLC Affiliate Debt, the Toomey Debtholders also have made several unsecured advances to 6 LLC in an aggregate amount of $180,000 and, as of December 15, 2025, the accrued interest thereon was approximately $1,500.

Lease Agreements

The Toomey Debtholders have a combined one-third equity ownership interest in 6 LLC, which as previously discussed, will receive rent payments under the Lease from the Company. Under the terms of the Lease, the Company is leasing the Property from 6 LLC for annual rent of $480,000 paid in twelve (12) monthly payments of $40,000, which is inclusive of electrical, water, sewer, and other utilities. The Lease has an initial term of two years and may be extended for a period of up to five (5) additional years by the Company. It is anticipated that the rental payments received by 6 LLC will be in part used to service the debts of 6 LLC, including certain debts owed by 6 LLC to the Toomey Debtholders.

For the Company to commence certain diligence and preliminary work on the Property in connection with potential development activities as part of its proposed capital expenditures, the Company has negotiated and, on August 12, 2025, entered into the Amended 6, LLC Agreements to permit the Company to construct or install temporary or permanent improvements and to request or record easements relating to utilities and access, including, without limitation, driveways, fencing, gates, and utility connections. Such improvements also may include those necessary to provide special dedicated access to the Company Real Property in favor of the County during storm conditions. These improvements shall be at the Company’s sole expense. Any such construction activities performed by or on behalf of the Company shall be at the Company’s sole expenses and are required to be conducted by properly licensed and qualified contractors, consultants, or other professionals. Under the Amended 6, LLC Agreements, the Company may not permit any liens to attach to the Property by reason of the exercise of its rights thereunder, except any lien bonded or certain insured identified therein. See Item 2 of this Annual Report for further information regarding the Lease, as amended.

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Credit Agreements

On October 21, 2024, the Company entered into the CAS Credit Agreement with CAS. CAS is controlled by Jim and Lori Toomey, who are directors of the Company. The CAS Credit Agreement provided for a line of credit in the aggregate amount of $200,000. The CAS Credit Agreement does not bear any interest expense, but rather provides for a flat fee payment of $500 to CAS, regardless of the amount drawn under such agreement. The CAS Credit Agreement matures on December 20, 2024 and must be repaid in full on that date. On December 16, 2024, the Company repaid all amounts due pursuant to the CAS Credit Agreement.

On October 21, 2024, the Company entered into the 6 LLC Credit Agreement, with 6 LLC. The 6 LLC Credit Agreement provided for a line of credit in the aggregate amount of $100,000. The 6 LLC Credit Agreement also does not bear any interest expense but rather provides for a flat fee payment of $250 to 6 LLC, regardless of the amount drawn under such agreement. The 6 LLC Credit Agreement matures on December 20, 2024, and must be repaid in full on that date. On December 16, 2024, the Company repaid all amounts due pursuant to the 6 LLC Credit Agreement.

Merger Obligations

On the Merger Closing Date and in connection with the Company’s obligations in connection with the Merger, the Company entered the Purchase Option Agreement with 6 LLC and the Registration Rights Agreement with the Renovo Owners. The Registration Rights Agreement provides that the Renovo Owners can request, under certain circumstances and conditions, that the Company register at the Company’s expense such Merger Shares under the Securities Act so that they may be resold by the Renovo Owners, subject to certain restrictions imposed on former shell companies by the Commission’s rules and regulations. As discussed in this Information Statement, several of the Renovo Owners are current officers and directors of the Company. For additional information regarding the Purchase Option Agreement, see the information contained in Part I Item 2 of the 2025 Form 10-K.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common shares as of April 10, 2025 by: (a) each person known by us to beneficially own 5% or more of the Company’s common shares, (b) each director of the Company and each executive officer of the Company, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common shares owned by them.

Name of Beneficial Owner	Current Beneficial Ownership
	Number (1)	Percentage (2)
Directors and Executive Officers

James K. Toomey (3)(9)	281,006	33.3%
Randall A. Moritz (4)(9)	200,200	23.7%
Keri A. Moritz (5)(9)	200,200	23.7%
Lori M. Toomey (6)(9)	281,206	33.3%
Ted Sparling	7,540	*
Jim La Manna	4,100	*
James R. Lindsay	0	*
Lisa Matthews	0	*
All directors and executive officers as a group (persons)	492,946	58.6%
Certain Stockholders

Brian Kendzior (7)	200,000	23.9%
Alison Kendzior (8)	200,000	23.9%
Kristen N. Toomey (9)	90,000	10.7%

* Represents beneficial ownership of less than 1%.

(1)

For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within sixty days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

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(2)

In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

(3)

Includes (i) 9,927 common shares held jointly by Mr. Toomey and Lori M. Toomey, his spouse, over which he has shared voting and investment powers, and (ii) 100,000 common shares issued to Lori M. Toomey in connection with her ownership in Renovo prior to the closing of the Merger, which shares are disclaimed by Mr. Toomey for beneficial ownership purposes..

(4)

Includes 100,000 common shares issued to Keri A. Mortiz in connection with her ownership in Renovo prior to the closing of the Merger, which shares are disclaimed by Mr. Moritz for beneficial ownership purposes.

(5)

Includes 100,000 common shares issued to Randall A. Mortiz in connection with his ownership in Renovo prior to the closing of the Merger, which shares are disclaimed by Mrs. Moritz for beneficial ownership purposes.

(6)

Includes 9,927 common shares held jointly by Mrs. Toomey and James K. Toomey, her spouse, over which she has shared voting and investment powers. This includes 158,133 shares held by James K Toomey in his individual capacity as a stockholder of Kingfish as well as 100,000 shares issued to James K. Toomey in connection with his ownership in Renovo prior to the closing of the Merger, each of these shares are disclaimed by Mrs. Toomey for beneficial ownership purposes.

(7)

Includes 100,000 common shares issued to Alison Kendzior in connection with her ownership in Renovo prior to the closing of the Merger, which shares are disclaimed by Mr. Kendzior for beneficial ownership purposes Mr. Kendzior’s address is 5919 18th Ave. E., Bradenton, FL 34208.

(8)

Includes 100,000 common shares issued to Brian Kendzior in connection with his ownership in Renovo prior to the closing of the Merger, which shares are disclaimed by Mrs. Kendzior for beneficial ownership purposes Mrs. Kendzior’s address is 5919 18th Ave. E., Bradenton, FL 34208.

(9)	The business address of this stockholder is 822 62nd Street Circle East, Unit 105, Bradenton, Florida 34208.

The individuals listed above have the following family relationships: (a) Randall and Keri Moritz are husband and wife; (b) Brian and Alison Kendzior are husband and wife; (c) James and Lori Toomey are husband and wife, and (d) Kristen N. Toomey is the adult daughter of James and Lori Toomey.

Securities Authorized under Equity Compensation Plans

On August 4, 2025, based on the recommendation of the Compensation Committee, the Board approved the Director Compensation Plan pursuant to which directors would receive both the Cash Retainer and Annual Equity Retainer. The Annual Equity Retainer consists of 100 shares of the Company’s common stock for each director as compensation for their service on the Board. Although the Company’s common stock is not currently traded on any stock exchange and the value of such shares is relatively nominal, the Board concluded that directors should have some ownership interests in the Company to align their economic interests with that of the Company’s stockholders in any further growth of the Company.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Total

____________________

(1)

There are no outstanding options, warrants, or rights pursuant to compensation plans (including individual compensation arrangements). Therefore, no securities are issuable upon the exercise of outstanding options, warrants and rights.

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Pre-Merger Bonus Compensation

In addition to the Annual Equity Retainer described above, pursuant to the Pre-Merger Bonus Compensation, each of Messrs. Toomey, Sparling, and La Manna are eligible to receive $100,000 payable in shares of the Company’s common stock if, and when, the Company’s common stock resumes trading in the over-the-counter market or on a stock exchange, whichever should first occur. Assuming the satisfaction of such condition, any such Pre-Merger Bonus Compensation will not be payable unless and until 90 days after the trading of the Company’s common stock resumes, if ever, in the over-the-counter market or on a stock exchange, whichever should first occur.

For more information about the Pre-Merger Director Contingent Bonus Compensation, refer to Pre-Merger Director Contingent Bonus Compensation on page 8 hereof.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling, and mailing this Information Statement and the 2025 Form 10-K in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

ANNUAL REPORT

The Company’s Form 10-K for the fiscal year ended September 30, 2025, which includes financial statements, was mailed to stockholders together with the Notice of the Annual Meeting of Stockholders and this Information Statement.

OTHER MATTERS

At the time of the preparation of this Information Statement, the Board of Directors of the Company had not been informed of any matters that would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein.

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